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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this proxy statement/prospectus constituting a part of this registration statement on Form F-4, as amended, of our report dated April 2, 2001, except with respect to the matters discussed in Note 16 as to which the date is June 28, 2001, and to all references to our Firms included in or made part of this registration statement.



                                 Paris, France


                                 July 17, 2001



/s/ RSM Salustro Reydel                   /s/ Barbier Frinault & Cie

RSM Salustro Reydel                       Barbier Frinault & Cie

                                          A member firm of Arthur Andersen